EXECUTION COPY


                 THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS THIRD AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT is dated as of January 14, 2000, effective as of January 1, 2000, by and between First Washington Realty Trust, Inc., a Maryland corporation (the "REIT"), and William
J. Wolfe (the "Employee").


                                    RECITALS

         A. WHEREAS, the REIT and the Employee executed an Executive Employment Agreement dated as of June 26, 1994, and subsequently executed an Amended and Restated Executive Employment Agreement dated as of June 30, 1996, and a Second Amended and Restated Employment Agreement dated as of May 1, 1998 (the "Amended Agreement");


         B. WHEREAS, the REIT and the Employee mutually desire to amend and restate the Amended Agreement pursuant to the terms set forth herein; and


         C. WHEREAS, the REIT wishes to contract for the managerial and business skills possessed by the Employee and the Employee desires to be employed by the REIT upon the terms and subject to the conditions herein provided.



         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


                                    AGREEMENT

1. Employment and Duties

         (a) Position and Duties. The Employee shall serve as the President and Chief Executive Officer of the REIT, with such duties and authority as are customary for, and commensurate with, such position, including developing policy, supervising staff, directing day- to-day operations, and such other duties as the Board of Directors of the REIT (the "Board") prescribes. The Employee shall have such other duties and authority as may from time to time be delegated or assigned to him by the Board.

         (b) Preclusion of Outside Business Activities. During the Term, the Employee shall devote substantially all of his professional energies, interest, abilities and productive work time to the performance of duties pursuant to this Agreement. The Employee shall not, without the prior written consent of the Board, perform other professional services of any kind or engage in any other business activity, with or without compensation; provided, however, that the Employee



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shall  be  allowed  (i) to  continue  to  engage  in the  development  of  First
Washington Management, Inc., a Maryland corporation ("FWM"), at a level consistent with past duties; (ii) to engage in administering the business and activities of First Washington Realty Limited Partnership, a Maryland limited partnership (the "Operating Partnership"); (iii) to serve as a director on the boards of up to three (3) non-competing companies; and (iv) to engage in passive investments that the Employee may make from time to time for his personal account, so long as the activities described in clauses (i) through (iv) do not detract or adversely affect the Employee's duties and responsibilities under this Agreement. The Employee shall not, without the prior written consent of the Board, engage in any activity adverse to the REIT's interests.

2. Term of Employment

         (a) Term. This Agreement shall continue in full force and effect until June 30, 2002, unless sooner terminated or extended as hereinafter provided (the "Term").

         (b) Extension of Term. The employment term set forth in a paragraph 2(a) above may be extended by written amendment to this Agreement signed by both parties. The parties agree that they will use their best efforts to negotiate the extension of this Agreement, if both parties desire such an extension, not later than twelve months before the scheduled end of the Term.

         (c) Termination by the REIT.

               (i)  Without  Cause.   The  REIT  may  terminate  the  Employee's
          employment at any time for any reason other than with Cause (as hereinafter defined) or for no reason at all upon at least two weeks prior written notice to the Employee; provided, however, that in connection with such a termination of employment, the REIT may elect to require the Employee to continue to perform his duties under this Agreement for an additional sixty (60) days commencing on the date the Employee receives notice of such termination. In connection with the termination of the Employee's employment pursuant to this Section 2(c)(i), the Employee shall (A) be paid salary and any bonus payable to him in accordance with Sections 3(a) and 3(b) hereof accrued through the effective date of termination; (B) be entitled to the benefits set forth in Sections 3(c) through 3(e) hereof in accordance with the terms thereof ; (C) be entitled to the benefits set forth in Sections 3(f) through 3(h) hereof accrued through the effective date of such termination in accordance with such plans, programs and arrangements; (D) receive the Termination Compensation specified in
          Section 5(b) hereof; and (E) be entitled to the continuation of benefits specified in Section 5(d) hereof.

               (ii) With Cause. The REIT may terminate the Employee's employment with Cause immediately upon delivery of notice thereof. In connection with the termination of the Employee's employment pursuant to this
          Section 2(c)(ii), the Employee shall (A) be paid salary and any bonus payable to him in accordance with Sections 3(a) and 3(b) hereof accrued through the effective date of termination; (B) be entitled to the benefits set forth in Sections 3(c) through 3(e) hereof in accordance with the terms thereof; and (C) be

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          entitled to the  benefits  set forth in  Sections  3(f)  through  3(h)
          hereof accrued through the effective date of such termination in accordance with such plans, programs and arrangements. For purposes of this Agreement, "Cause" shall mean the Employee's (A) material
          incompetence   in  the   performance  of  his  duties  or  obligations
          hereunder, including, without limitation, those duties and obligations specified in Section 1(a) hereof; (B) commission of any act which is materially injurious to the REIT; (C) personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit; (D) intentional and material failure to perform his stated duties for the REIT; (E) willful violation of any law which violation materially adversely affects his ability to discharge his duties for the REIT or has an adverse effect on the REIT's interest or (F) breach in any material respect of any of the terms of this Agreement or any confidentiality or proprietary information agreement between the Employee and FWM, the Operating Partnership or the REIT; provided, however, that "Cause" shall not exist unless and until the Board provides the Employee with (X) at least 15 days prior written notice of its intention to terminate his employment with Cause, together with a certified copy of the resolution of the Board approving the termination of the Employee's employment with Cause by the affirmative vote of not less than a majority of the Board, and a written statement describing the nature of the Cause, and (Y) a reasonable opportunity and a reasonable period of time to cure any curable acts or omissions on which the finding of Cause is based. If the Employee cures the acts or omissions on which the finding of Cause is based, the REIT shall not have Cause to terminate the Employee's employment hereunder.

         (d) Termination by the Employee.

               (i) With Good Reason or After Change of Control. The Employee may terminate this Agreement prior to the expiration of the Term upon two weeks prior written notice to the REIT with Good Reason (as hereinafter defined) at any time (including within twenty-four (24) months following any Change of Control (as hereinafter defined) of the
          REIT). The Employee shall continue to perform, at the election of the REIT, his duties under this Agreement for an additional thirty (30) days following the REIT's receipt of his notice of termination in accordance with this Section 2(d). In connection with termination of the Employee's employment pursuant to this Section 2(d), the Employee shall (A) be paid salary and any bonus otherwise payable to him in accordance with Sections 3(a) and 3(b) hereof accrued through the effective date of such termination; (B) be entitled to the benefits set forth in Sections 3(c) through 3(e) hereof in accordance with the terms thereof; (C) be entitled to the benefits set forth in Sections 3(f) through 3(h) hereof accrued through the effective date of such termination in accordance with such plans, programs and arrangements;
          (D) receive the Termination Compensation specified in Section 5(b) hereof; and (E) be entitled to the continuation of benefits specified in Section 5(d) hereof.

               (ii) For purposes of this Section 2(d),  "Good Reason" shall mean
          (A) the breach by the REIT of any of its obligations hereunder and the failure of the REIT to cure such breach within sixty (60) days after receipt by the REIT of a written notice of the

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          Employee  specifying  in  reasonable  detail the nature of the alleged breach or (B) any material diminution in the scope of Employee's responsibilities and duties without his consent.

               (iii) For  purposes of this  Section  2(d), a "Change of Control"
          shall mean the first occurrence of any of the following events: (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the REIT, a corporation owned directly or indirectly by the stockholders of the REIT in substantially the same proportions as their ownership of stock of the REIT, the Employee or William J. Wolfe, or any of their respective affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities representing 50% or more of the total voting power represented by the then outstanding securities which vote generally in the election of directors (referred to herein as "Voting Securities") of the REIT; (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the REIT's stockholders was approved by a vote of at least two-thirds (2/3) the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (C) the stockholders of the REIT approve a merger or consolidation of the REIT with any other entity, other than a merger or consolidation which would result in the Voting Securities of the REIT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the REIT or such surviving entity outstanding immediately after such merger or consolidation; or (D) the stockholders of the REIT approve a plan of complete liquidation of the REIT or an agreement for the sale or disposition by the REIT of (in one transaction or a series of transactions) all or substantially all of the REIT's assets.

         (e) Termination Due to Death or Disability. The Employee's employment hereunder shall terminate immediately upon his death prior to the expiration of the Term. In the event that by reason of injury, illness or other physical or mental impairment the Employee shall be: (i) completely unable to perform his services hereunder for more than six consecutive months or (ii) unable to perform his services hereunder for fifty percent or more of the normal working day throughout twelve consecutive months (each of (i) and (ii) constituting the "Disability" of the Employee for purposes of this Agreement), then the REIT may terminate the Employee's employment hereunder immediately upon delivery of notice thereof. In the event of the termination of the Employee's employment pursuant to this Section 2(e), the Employee or the Employee's beneficiaries, estate, heirs, representatives or assigns, as appropriate, shall be (A) be paid the salary and any other bonus otherwise payable to the Employee in accordance with Sections 3(a) and 3(b) hereof accrued through the effective date of such termination; (B) be entitled to the benefits set forth in Sections 3(c) through 3(e) hereof in accordance with the terms thereof; (C) receive the Termination Compensation specified in Section 5(b) hereof; (D) receive the proceeds, if any, due under any REIT-paid life insurance policy held by the Employee, as

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determined  by and in  accordance  with the  terms of any such  policy;  and (E)
solely  in  the  event  of  the  Employee's  Disability,   be  entitled  to  the
continuation of benefits specified in Section 5(d) hereof.

         (f) Removal as Director. Notwithstanding any other provision of this Agreement, if the Employee shall be removed from (or fail to be re-elected to) office as a director of the REIT at any time during the Term, then the Employee may notify the REIT in writing of his election to terminate this Agreement upon written notice to the REIT and such notice shall be effective immediately upon receipt by the REIT. In connection with the Employee's termination of employment pursuant to this Section 2(f), the Employee shall (A) be paid the salary and any bonus payable to him in accordance with Sections 3(a) and 3(b) hereof accrued through the effective date of such termination; (B) be entitled to the benefits set forth in Sections 3(c) through 3(e) hereof in accordance with the terms thereof ; (C) be entitled to the benefits set forth in Sections 3(f) through 3(h) hereof accrued through the effective date of such termination in accordance with such plans, programs and arrangements; (D) receive the Termination Compensation specified in Section 5(b) hereof and (E) be entitled to the continuation of benefits specified in Section 5(d) hereof; provided, however, that the Employee shall not be entitled to the payments and benefits described in subsections (D) and (E) above if he is removed as a director for cause under the corporation law of the State of Maryland.

3. Compensation and Related Matters.

         (a) Salary. The Employee's annual base salary during the Term shall be $300,000 per annum effective January 1, 1998. Such salary shall be reviewed by the Board annually during the first quarter of fiscal year of the REIT during the Term, and the Employee shall receive such salary increases, if any, as the Board, in its sole discretion, shall determine; provided, however, that the Employee's annual base salary shall not be less than $400,000 effective January 1, 2000 and thereafter. Such salary shall be payable in accordance with the REIT's normal payment practices, but in no event shall such salary be payable less frequently than monthly in equal installments.

         (b) Bonus. Effective January 1, 1999 and thereafter, the Employee shall be eligible to receive an Annual Incentive Bonus in accordance with the Plan set forth on Annex A hereto.

         (c) Options.

               (i) Provided that he is employed by the REIT as of January 1, 2000, effective as of such date the Employee shall be granted, and hereby is granted, an option to purchase 250,000 shares of Common Stock at an exercise price equal to the Fair Market Value (as defined in the Option Plan) of a share of Common Stock on January 1, 2000 (the "Option") subject to the terms and provisions of the 1994 Stock Option Plan for Officers, Directors and Employees of First Washington Realty Trust, Inc., First Washington Realty Limited Partnership and First Washington Management, Inc. (the "Option Plan") (or a successor option plan then maintained by the REIT) and a written Stock Option Agreement between the Employee and the REIT (the "Stock Option

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          Agreement").  The Stock Option Agreement shall provide that the Option shall become exercisable in equal cumulative installments of one-third each on each of the first three anniversaries of the date of grant (subject to the Employee's continued employment by the REIT on such dates) and shall be subject to immediate vesting in the event of the Employee's termination of employment pursuant to Section 2(c)(i), 2(d), 2(e) or 2(f) (other than in connection with Employee's removal as a director for cause under the corporation law of the State of Maryland) or by reason of expiration of the Term without renewal (collectively an "Early Termination") and shall be the Stock Option Agreement attached hereto as Annex C.

               (ii) If the Employee's employment is terminated in an Early Termination prior to January 1, 2000, then, effective as January 1, 2000, the Employee shall be granted, and hereby is granted the Option to purchase 250,000 shares of Common Stock at an exercise price equal to the Fair Market Value of a share of Common Stock on January 1, 2000 subject, if permitted by the terms thereof, to the Option Plan (or a successor option plan then maintained by the REIT), and, in any event, the written Stock Option Agreement between the Employee and the REIT. The Stock Option Agreement shall provide that the Option shall be fully exercisable as of the date of grant and shall expire on the date specified in Section 2(a) herein and shall be the Stock Option Agreement attached hereto as Annex C.

         (d) Restricted Stock.

               (i) Provided that he is employed by the REIT as of January 1, 2000, effective as of such date the Employee shall be granted, and hereby is granted, 150,000 shares of common stock of the REIT (the "Restricted Stock") subject to the terms and conditions of the First Washington Realty Trust, Inc. Restricted Stock Plan (the "Stock Plan") and a written Restricted Stock Agreement between the Employee and the REIT (the "Restricted Stock Agreement"). The Restricted Stock Agreement shall provide that shares of the Restricted Stock shall become vested in cumulative installments of one-sixth, one-third and one-half, respectively, on each of the first three anniversaries of the date of grant (subject to the Employee's continued employment by the REIT on such dates) and shall be subject to immediate vesting in the event of the Employee's termination of employment in an Early Termination and shall be the Restricted Stock Agreement attached hereto as Annex D.

               (ii) If the Employee's employment is terminated in an Early Termination prior to January 1, 2000, then effective immediately prior to such termination the Employee shall be granted, and hereby is granted, the 150,000 shares of Restricted Stock subject to the terms and conditions of the Stock Plan and, in any event, the written Restricted Stock Agreement between the Employee and the REIT. The Restricted Stock Agreement shall provide that shares of the Restricted Stock shall be fully vested on the date of grant and shall be the Restricted Stock Agreement attached hereto as Annex D.

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         (e)  Contingent   Stock.  As  provided  in  the  Amended  and  Restated
Contingent Stock Agreement dated as of May 1, 1998 by and between the REIT and the Employee attached hereto as Annex E, as amended from time to time (the "Contingent Stock Agreement"), the Employee shall be entitled to receive shares of Contingent Stock (as defined therein) pursuant to such agreement. In
accordance  with  Section  3.2(a)  of  the  Contingent  Stock   Agreement,   the
Compensation Committee of the Board has established the "Performance Goals" (as defined therein) for fiscal years 2000 through 2003 applicable to the award of Contingent Stock in the event of the Employee's termination of employment in an Early Termination during the period beginning on January 1, 2000 and ending on March 31, 2003 (the "Contingent Stock Period"). In the event of the Employee's termination of employment in an Early Termination during the Contingent Stock Period, the Compensation Committee shall certify in writing, as of the effective date of such Early Termination, whether the REIT's annual operating income for the portion of the then current fiscal year completed prior to such date equals or exceeds 80% of the product of (1) the REIT's annual operating income for fiscal year 1999 and (2) the ratio of (A) the number of days elapsed in the then current fiscal year prior to the date of Early Termination to (B) the number 365 (the "Early Termination Performance Goal"). If the Early Termination Performance Goal has been met, the Employee shall receive, within 5 days following the effective date of such Early Termination, that number of shares of Contingent Stock equal to (x) 75,000 minus (y) the number of shares of Contingent Stock awarded to the Employee under Section 3.2 of the Contingent Stock Agreement prior to such date.

         (f) Benefits. During the Term the Employee shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement (including, but not limited to, any medical, dental, retirement, disability, life insurance, sick leave and vacation plans or arrangements and the REIT's executive deferred compensation plan) made available by the REIT to any of its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements.

         (g) Expenses. The REIT shall promptly pay directly or reimburse the Employee for all reasonable travel and other business expenses incurred by the Employee in the performance of his duties to the REIT under this Agreement.

         (h) Vacation. The Employee shall be entitled to vacation benefits in accordance with the REIT's normal vacation policies, but in no event shall he receive less than four weeks of paid vacation each calendar year during the Term.

         (i) Professional Memberships. The REIT shall promptly pay directly or reimburse the Employee for all reasonable expenses incurred by the Employee with respect to professional memberships maintained by him during the Term.

         (j) Automobile Allowance. During the Term, the REIT shall provide the Employee with an automobile allowance for a company automobile of comparable quality as automobiles customarily provided to executive officers in the industry. Expenses relating to such automobile will be paid in accordance with the normal and customary practices of the REIT.

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         (k) Deductions and  Withholdings.  All amounts  payable or which become payable under any provision of this Agreement shall be subject to all deductions authorized by the Employee and to all deductions and withholdings required by law.

4. Covenant Not to Compete or Solicit

         (a) Non-Competition.

               (i) The Employee agrees that during the Term he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director, member or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in or intends to engage in a Restricted Business. "Restricted Business" shall mean any business that is engaged in or (to the Employee's knowledge after due inquiry) preparing to engage in the real estate business of the acquisition, development, management and operation of principally retail shopping centers; provided, however, that "Restricted Business" shall not include the operation and management of those properties listed on Annex B hereto.

               (ii) The Employee further agrees that for the eighteen (18) month period following the end of the Term, he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director, member or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in or intends to engage in a Post-Employment Restricted Business. "Post-Employment Restricted Business" shall mean any business that is engaged in or (to the Employee's knowledge after due inquiry) preparing to engage in the real estate business of the acquisition, development, management and operation of principally retail shopping centers within twenty-five (25) miles of a retail property owned, directly or through one or more subsidiaries or otherwise, by the REIT, the Operating Partnership or FWM at the end of the Term; provided, however, that "Post-Employment Restricted Business" shall not include the operation and management of those properties listed on Annex B hereto.

               (iii) Ownership of (A) no more than one percent (1%) of the outstanding voting stock of a publicly traded entity or (B) any stock owned by the Employee as of June 26, 1994 shall not constitute a violation of this Section 4(a).

               (iv) This Section 4(a) shall not prohibit the Employee from working for a division or subsidiary of a company which division or subsidiary does not engage in a Restricted Business or a Post-Employment Restricted Business, even though other divisions or subsidiaries of such company do engage in a Restricted Business or Post- Employment Restricted Business, provided that the REIT receives adequate assurances as it may request that the Employee has no involvement with the divisions or subsidiaries engaged in the Restricted Business or Post-Employment Restricted Business.

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         (b) Non-Solicitation.  The Employee agrees that during the Term he will not (i) solicit, encourage or take any other action which is intended to induce any other employee of the REIT to terminate his or her employment with the REIT or (ii) interfere in any manner with the contractual or other employment relationship between the REIT and any such employee of the REIT.

         (c) Severability. The parties intend that the covenants contained in the preceding paragraphs of this Section 4 shall be construed as a series of separate covenants, one for each county of Maryland, Virginia, Pennsylvania, North Carolina, South Carolina and Delaware, and to the District of Columbia, each state of the United States of America and each nation. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 4 should ever be deemed to exceed the time, scope or geographic limitation permitted by applicable law, then such provisions shall be reformed to the maximum time, scope or geographic limitations, as the case may be, permitted by applicable law.

5. Termination.

         (a) If the Employee's employment is terminated by reason of expiration of the Term without renewal, then the Employee shall be paid, within 90 days following the date of expiration of the Term, a lump sum amount (the "Termination Compensation") equal to 300% of the sum of (i) the Employee's rate of annual base salary at the time of such expiration of the Term (as determined pursuant to Section 3(a)) and (ii) the average annual bonus (if any) paid to the Employee (or, if not yet paid, to which the Employee was entitled) with respect to the last three calendar years of the Term.

         (b) If the Employee's employment is terminated in an Early Termination other than by reason of expiration of the Term without renewal, then the Employee shall be paid, within 90 days of the effective date of such termination, a lump sum amount (the "Severance Compensation") equal to the sum of:

               (i) an amount equal to, and computed in the same manner as, the Termination Compensation set forth in Section 5(a), as if the Employee's employment were terminated by reason of the expiration of the Term without renewal, and

               (ii) an amount equal to the greater of:

                    (A) 200% of the sum of (I) the Employee's rate of annual base salary at the time of such termination (as determined pursuant to Section 3(a)) and (II) the average annual bonus (if any) paid to the Employee (or, if not yet paid, to which the Employee was entitled) with respect to the last three calendar years of the Term; or

                    (B) the sum of (I) the  aggregate  annual  base  salary  (as determined pursuant to Section 3(a)) the Employee would otherwise be entitled to receive from the effective time of such termination through the scheduled end of the Term (as determined pursuant to Section 2(a)) and (II) the average annual bonus (if any) paid to the Employee (or, if not yet paid, to which the Employee was entitled) with respect to the last three calendar years of the Term.

         (c) No Termination Compensation shall be paid if the Employee's employment is terminated during the Term (i) by the REIT with Cause pursuant to
Section  2(c)(ii)  hereof or (ii) by the Employee other than in accordance  with
Section 2(d) or Section 2(e) or Section 2(f) in connection with the Employee's failure to be re-elected as a director or his removal as a director without cause.

         (d) If the Employee's employment is terminated prior to the expiration of the Term for any reason other than pursuant to Section 2(c)(ii) or pursuant to Section 2(f) in connection with the Employee's removal as a director for cause under the corporation law of the State of Maryland, the REIT will continue to provide to the Employee comparable medical, disability and life insurance benefits as were in effect at the time of termination until such time as the Term would otherwise have expired if the Employee had not been terminated (but in no event for a period of less than twenty-four months).

         (e) Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration, nor shall such expiration or termination impair the rights and obligations of any party hereto that are intended by their terms to survive such expiration or termination.

         (f) Mitigation of Damages. In the event of any termination of the Employee's employment with the REIT for any reason, the Employee shall not be required to seek other employment to mitigate damages, and any income earned by the Employee from other employment or self-employment shall not be offset against any obligations of the REIT to the Employee under this Agreement.

6. Excise Taxes

         (a) If it is determined (as hereafter provided) that by reason of any payment or distribution to the Employee, including, without limitation, any stock option or award of stock or similar right, or the lapse or termination of any restriction on, or the vesting of, any of the foregoing, occurring pursuant to the terms of this Agreement (or otherwise under any other agreement, plan or program) (collectively a "Payment") the Employee would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code) by reason of being considered "contingent on a change in ownership or control" of the REIT within the meaning of Code Section 280G or to any similar tax imposed by state or local law or any interest or penalties with respect to such tax (such taxes, together with any such interest and penalties, the "Excise Tax"), then the Employee shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Employee of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         (b) Subject to the provisions of Section 6(f) hereof, all determinations required to be made under this Section 6, including whether an Excise Tax is payable by the Employee and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by the REIT. The Accounting Firm shall be directed by the REIT or the Employee to submit its preliminary determination and detailed supporting calculations to both the REIT and the Employee within 15 calendar days after the determination date. If the Accounting Firm determines that any Excise Tax is payable by the Employee, the REIT shall pay the required Gross-Up Payment to, the Employee within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall, at the same time as it makes such determination, furnish the Employee with an opinion that the Employee has substantial authority not to report any Excise Tax on his federal tax return. As a result of the uncertainty in the application of Code Section 4999 at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the REIT should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the REIT exhausts or fails to pursue its remedies pursuant to Section 6(f) hereof and the Employee thereafter is required to make a payment of any Excise Tax, the Employee shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the REIT and the Employee as promptly as possible. Any such Underpayment shall be promptly paid by the REIT to, or for the benefit of, the Employee within five business days after receipt of such determination and calculations.

         (c) The REIT and the Employee shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the REIT or the Employee, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 6(b) hereof. Any final determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the REIT and Employee.

         (d) The federal, state and local income or other tax returns filed by the Employee (or any filing made by a consolidated tax group which includes the
REIT) shall be prepared and filed on a basis consistent with the determination of the Accounting Firm with respect to the Excise Tax payable by the Employee. The Employee shall make proper payment of the amount of any Excise Tax, and at the request of the REIT, provide to the REIT true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, and such other documents reasonably requested by the REIT, evidencing such payment. If prior to the filing of the Employee's federal income tax return, or corresponding state or local return, if relevant, the Accounting Firm determines in good faith that the amount of the Gross-Up Payment should be reduced, the Employee shall within five business days pay to the REIT the amount of such reduction.

         (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 6(b) hereof shall be borne by the REIT.

         (f) In the event that the Internal Revenue Service or any other taxing authority claims that any payment or benefit received by the Employee from the REIT constitutes an "excess parachute payment" within the meaning of Code
Section 280G(b)(1), the Employee shall notify the REIT in writing of such claim. Such notification shall be given as soon as practicable but not later than 10 business days after the Employee is informed in writing of such claim and shall apprize the REIT of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30 day period following the date on which the Employee gives such notice to the REIT (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the REIT notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall (i) give the REIT any information reasonably requested by the REIT relating to such claim; (ii) take such action in connection with contesting such claim as the REIT shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the REIT and reasonably satisfactory to the Employee; (iii) cooperate with the REIT in good faith in order to effectively contest such claim; and (iv) permit the REIT to participate in any proceedings relating to such claim; provided, however, that the REIT shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for and against for any Excise Tax or income tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

         (g) The REIT shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the REIT shall determine; provided, however, that if the REIT directs the Employee to pay such claim and sue for a refund, the REIT shall advance the amount of such payment to the Employee on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after tax basis, from any Excise Tax (or other tax including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Employee is required to extend the statue of limitations to enable the REIT to contest such claim, the Employee may limit this extension solely to such contested amount. The REIT's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the REIT without the Employee's consent if such position or resolution could reasonably be expected to adversely affect the Employee unrelated to matters covered hereto.

         (h) If, after the receipt by Employee of an amount advanced by the REIT in connection with the contest of the Excise Tax claim, the Employee receives any refund with respect to such claim, the Employee shall promptly pay to the REIT the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto); provided, however, if the amount of that refund exceeds the amount advanced by the REIT the Employee may retain such excess. If, after the receipt by the Employee of an amount advanced by the REIT in connection with an Excise Tax claim, a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the REIT does not notify the Employee in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination such advance shall be forgiven and shall not be required to be repaid, and shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the REIT to Employee pursuant to this Section 6.

7. The Employee's Representations. The Employee represents and warrants to the REIT as follows:

         (a) The Employee is familiar with and approves the covenants not to compete and not to solicit set forth in Section 4, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

         (b) Notwithstanding any "what-if" scenarios of the future results of operations and stock prices of the REIT under certain assumptions which the parties may have discussed, the Employee has not relied on any such scenarios or any forecasts or projections provided by the REIT and understands that neither the REIT nor FWM has made any representation or warranty whatsoever regarding any forecasts or projections to the Employee.

8. Miscellaneous.

         (a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given and received on the date of delivery, if delivered in person, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

                           If to the Employee:
                           4350 East-West Highway, Suite 400
                           Bethesda, Maryland 20814
                           Attn:    William J. Wolfe

                           If to the REIT:
                           4350 East-West Highway, Suite 400
                           Bethesda, Maryland 20814
                           Attn:    General Counsel

or to such other address as any party hereto may designate by notice given as herein provided.

         (b) Entire Agreement. This Agreement contains the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, negotiations and discussions between the parties hereto with respect to the subject matter covered hereby. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the REIT and by the Employee, and which states the intent of the parties to amend this Agreement.

         (c) Assignment and Binding Effect. Neither this Agreement nor the rights or obligations hereunder shall be assignable by the Employee. The REIT may assign this Agreement to any successor of the REIT, and upon such assignment any such successor shall be deemed substituted for the REIT upon the terms and subject to the conditions hereof, provided, that substantially all of the assets of the REIT are also transferred to the same party.

         (d) Successor to the REIT. The REIT will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the REIT, as the case may be, by agreement in form and substance reasonably satisfactory to the Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the REIT would be required to perform it if no such succession or assignment had taken place. Any failure of the REIT to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to the Employee hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there be no such designee, to the Employee's estate.

         (e) Arbitration. The parties agree that any and all disputes (contract, tort or statutory, whether under federal, state or local law) between the Employee and the REIT (including other REIT employees, officers, directors and representatives) arising out of the Employee's employment with the REIT, the termination of that employment or this Agreement, shall be submitted to final and binding arbitration. The arbitration shall take place in the County of Montgomery, State of Maryland and may be compelled and enforced according to the Maryland Arbitration Act. Unless the parties mutually agree otherwise, the arbitration shall be conducted before the American Arbitration Association, according to its Commercial Arbitration Rules. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. Arbitration shall be initiated in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         (f) Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Board and signed by the Employee and the REIT. By an instrument in writing similarly executed, the Employee or the REIT may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other, or further, exercise of any right, remedy or power provided herein or by law or equity.

         (g) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland as applied to agreements made and performed in Maryland by residents of Maryland.

         (h) Effectiveness. This Agreement shall become effective on January 1, 2000.

         (i) Attorneys' Fees. In the event of any arbitration or legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

         (j)   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (k) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (l) Severability. The provisions of this Agreement are severable. If any provision of this Agreement shall be held to be invalid or otherwise unenforceable in whole or in part, the remainder of the provisions or enforceable parts hereof shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Executive Employment Agreement as of the date first written above.

ATTEST:                                     FIRST WASHINGTON REALTY TRUST, INC.,
                                            a Maryland corporation


/s/ Jeffrey S. Distenfeld                       By: /s/ Stuart D. Halpert
-------------------------------                    -----------------------------
Jeffrey S. Distenfeld, Secretary                    Stuart D. Halpert
                                                    Chairman



                                                    EMPLOYEE:

                                                    /s/ William J. Wolfe
                                                    ----------------------------
                                                    William J. Wolfe
                                                    6211 Kennedy Drive
                                                    Chevy Chase, Maryland  20815

                                                                         ANNEX A

                    SENIOR EXECUTIVE INCENTIVE BONUS PROGRAM
           APPENDIX TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

1. PURPOSE

         The senior executive incentive bonus program (the "Incentive Plan") is designed to provide meaningful quantitative performance standards and to ensure that the bonuses paid hereunder are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and interpretations promulgated thereunder.

2. THE COMMITTEE

         The "Committee" shall be the Compensation Committee of the Board or another committee appointed by and serving at the pleasure of the Board, and shall consist of at least two members of the Board who shall each qualify as both "outside directors" under Section 162(m) of the Code and as "non-employee directors" as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan.

3. BONUS DETERMINATIONS

         The Executive may receive a bonus payment under the Incentive Plan based upon the attainment of performance objectives which are established by the Committee and relate to one or more of the following company performance goals (the "Performance Goals"): funds from operations, total return (measured as the sum of the annual dividend plus increases in the market price of the Common Stock); portfolio growth (measured as increases in the aggregate value of the real property in the REIT's portfolio, based upon the original cost of such property); stock price; operating income; cost reductions and savings; and earnings before any one or more of the following: interest, taxes, depreciation or amortization.

         Any bonus payable to the Executive under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more objective performance criteria relating to the Performance Goals. Bonus formulas for each fiscal year commencing on or after January 1, 1999 through December 31, 2002 shall be established by the Committee no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). No bonuses shall be paid to the Executive unless and until the Committee makes a certification in writing with respect to the attainment of the performance objectives as required by Section 162(m) of the Code. Although the Committee may in its sole discretion reduce a bonus payable to the Executive pursuant to the applicable bonus formula, the Committee shall have no discretion to increase the amount of the Executive's bonus as determined under the applicable bonus formula.

         The target annual incentive bonus payable to the Executive under the Incentive Plan with respect to any fiscal year of the REIT shall be 50% of his base salary as in effect at the start of the applicable year, and shall not exceed 100% of such base salary.

         The payment of a bonus to the Executive with respect to a performance period shall be conditioned upon the Executive's employment by the REIT on the last day of the performance period; provided, however, that the Committee may make exceptions to this requirement, in its sole discretion, in the case of the Executive's retirement, death or disability.

4. AMENDMENT AND TERMINATION

         The Incentive Plan may be amended or terminated only by written agreement executed by the Employee and the REIT. Any amendments to the Incentive Plan shall require stockholder approval only to the extent required by Section 162(m) of the Code.

5. STOCKHOLDER APPROVAL

         No bonuses shall be paid under the Incentive Plan unless and until the REIT's stockholders shall have approved the Incentive Plan and the Performance Goals as required by Section 162(m) of the Code. So long as the Incentive Plan shall not have been previously terminated by the Board, it shall be resubmitted for approval by the REIT's stockholders, to the extent required by Section 162(m) of the Code, if it is amended in any way which materially modifies the Performance Goals or increases the maximum bonus payable under the Incentive Plan.

                                                                         ANNEX B


LIST OF PROPERTIES AND ENTITIES EMPLOYEE MAY CONTINUE TO OWN AND PARTICIPATE IN THE OPERATION AND MANAGEMENT OF:

1. 727 15th Street

2. Properties currently owned by Mid-Atlantic Centers Limited Partnership

         a. Tarrytown Mall
         b. Quality Center

                                                                         ANNEX C


                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT, dated as of May 1, 1998, is made by and between First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), and William J. Wolfe (the "Optionee"), an employee of the Company:

         WHEREAS, the Company has adopted The Amended and Restated 1994 Stock Option Plan for Officers, Directors and Employees of First Washington Realty Trust, Inc., First Washington Realty Limited Partnership and First Washington Management, Inc., as amended from time to time (the "Plan"), for the benefit of its eligible employees and directors; and

         WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock; and

         WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

         WHEREAS, the Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Incentive Stock Option provided for herein to the Optionee to enable the Company to obtain and retain the services of the Optionee considered essential to the long-range success of the Company and to provide an additional incentive for the Optionee to further the growth, development and financial success of the Company by rewarding the Optionee for such growth, development and financial success through the ownership of Company stock;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The masculine pronoun shall include the feminine and neuter, and the singular the plural, unless the context clearly indicates otherwise. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

SECTION 1.1 - EMPLOYMENT AGREEMENT

         "Employment Agreement" shall mean that certain Second Amended and Restated Employment Agreement between the Optionee and the Company dated as of May 1, 1998.

SECTION 1.2 - OFFICER

         "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.3 - OPTION

         "Option" shall mean the incentive stock option to purchase Common Stock of the Company granted under this Agreement, which option is intended to qualify as an "incentive stock option" under Section 422 of the Code.

SECTION 1.4 - SECRETARY

         "Secretary" shall mean the Secretary of the Company.

SECTION 1.5 - TERMINATION OF EMPLOYMENT

         "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or a Company Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, permanent and total disability or retirement, but excluding (i) any termination where there is a simultaneous reemployment or continuing employment by the Company or a Company Subsidiary and (ii) at the sole and absolute discretion of the Committee, a termination that results in a temporary severance of the employee-employer relationship that does not exceed one (1) year. The Committee, in its sole and absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and rulings under said Section. Notwithstanding any other provision of the Plan, the right of the Company or any Company Subsidiary to terminate the Optionee's employment is subject to the terms of the Employment Agreement.

                                   ARTICLE II
                                 GRANT OF OPTION

SECTION 2.1 - GRANT OF OPTION

         In partial consideration of the Optionee's past services to the Company and/or the Optionees' agreement to remain in the employ of the Company or a Company Subsidiary pursuant to the Employment Agreement and for other good and valuable consideration, provided that the Optionee is employed by the REIT as of January 1, 2000, then the Company shall irrevocably grant to the Optionee, and hereby does grant to the Optionee, effective as of January 1, 2000, the option to purchase any part or all of an aggregate of two-hundred fifty thousand (250,000) shares of its Common Stock upon the terms and conditions set forth in this Agreement.

SECTION 2.2 - PURCHASE PRICE

         The purchase price of the shares of stock covered by the Option shall be a price per share equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock on January 1, 2000, without commission or other charge.

SECTION 2.3 - CONSIDERATION TO COMPANY

         In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Company Subsidiary, with such duties and responsibilities as the Company or such Company Subsidiary shall from time to time prescribe, pursuant to the Employment Agreement. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Company Subsidiary.

SECTION 2.4 - ADJUSTMENTS IN OPTION

         In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

                                   ARTICLE III
                            PERIOD OF EXERCISABILITY

SECTION 3.1 - COMMENCEMENT OF EXERCISABILITY

         (a)  Subject  to  Sections   3.4  and  5.6,  the  Option  shall  become
exercisable in three (3) cumulative installments as follows:

               (1) The first installment shall consist of thirty-three and one-third percent (33- 1/3%) of the shares covered by the Option
          (rounded down to the nearest one (1) share) and shall become exercisable on the first anniversary of the date that the Option is granted.

               (2) The second installment shall consist of thirty-three and one-third percent (33-1/3%) of the shares covered by the Option
          (rounded down to the nearest one (1) share) and shall become exercisable on the second anniversary of the date that the Option is granted.

               (3) The third installment shall consist of the balance of the shares covered by the Option and shall become exercisable on the third anniversary of the date that the Option is granted.

         (b) Except to the extent expressly provided otherwise elsewhere in writing, no portion of the Option that is unexercisable at Termination of Employment shall thereafter become exercisable.

SECTION 3.2 - DURATION OF EXERCISABILITY

         The installments provided for in Section 3.1 are cumulative. Each such installment that becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

SECTION 3.3 - EXPIRATION OF OPTION

         The Option may not be exercised to any extent by anyone after the first to occur of the following events:

         (a) The expiration of ten (10) years from the date that the Option was granted; or

         (b) If the Optionee owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Company Subsidiary, the expiration of five (5) years from the date that the Option was granted.

SECTION 3.4 - DURATION OF EXERCISABILITY

          This Option shall be exercisable as to all of the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1 (a) in the event the employee-employer relationship between the Optionee and the Company is terminated (i) by the Company pursuant to Section 2(c)(i) of the Employment Agreement; (ii) by the Optionee pursuant to Section 2(d) of the Employment Agreement; (iii) by the Optionee pursuant to Section 2(e) of the Employment Agreement; (iv) by the Optionee pursuant to Section 2(f) of the Employment Agreement (other than in connection with Optionee's removal as a director for cause under the corporation law of the State of Maryland); or (v) due to the fact that the Employment Agreement expires and its not renewed pursuant to Section 2(b) of the Employment Agreement; provided, however, that this acceleration of exercisability shall not take place if:

         (a) This Option becomes unexercisable under Section 3.3 prior to said effective date; or

         (b) In connection with such an event, provision is made for an assumption of this Option or a substitution therefor of a new option by an employer corporation, or a parent or subsidiary of such corporation, so that such assumption or substitution complies with the provisions of Section 424(a) of the Code; and

provided, further, that nothing in this Section 3.4 shall make this Option exercisable if it is otherwise unexercisable by reason of Section 5.6.

         The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction, and terminations regarding whether provisions for assumption or substitution have been made as defined in subsection (b) above.

SECTION 3.5 - TERMINATION OF EMPLOYMENT PRIOR TO JANUARY 1, 2000

         Notwithstanding anything to the contrary contained herein, if the Optionee's employment with the Company is terminated in an Early Termination (as defined in the Employment Agreement) prior to January 1, 2000, then the Company shall irrevocably grant to the Optionee, and hereby does grant to the Optionee, effective as of January 1, 2000, the Option to purchase any part or all of the 250,000 shares of Common Stock, and this Option shall become fully exercisable as of the date of grant and shall expire on December 31, 2002.

SECTION 3.6 - SPECIAL TAX CONSEQUENCES

         (a) The Optionee acknowledges that, to the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Company Subsidiary) exceeds $100,000, such options shall be treated as not qualifying under Section 422 of the Code but rather shall be treated as non-qualified options to the extent required by
Section 422 of the Code. The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

         (b) The Optionee acknowledges that if any portion of the Option is not exercised within the applicable time period specified in Section 422 of the Code following a Termination of Employment, then such portion shall be treated as not qualifying under Section 422 of the Code but rather shall be treated as non-qualified options to the extent required under Section 422 of the Code.

                                   ARTICLE IV
                               EXERCISE OF OPTION

SECTION 4.1 - PERSON ELIGIBLE TO EXERCISE

         During the lifetime of the Optionee, only he or his guardian or legal representative may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his Beneficiary.

SECTION 4.2 - PARTIAL EXERCISE

         Any exercisable installment of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than 1,000 shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

SECTION 4.3 - MANNER OF EXERCISE

         The Option, or any exercisable portion thereof, may be exercised only on the first business day of a calendar month and solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

               (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and

               (b) Full payment for the shares with respect to which such Option or portion thereof is exercised, by:

                    (1) Cash or check; or

                    (2) With the  consent  of the  Committee,  (A) shares of the
               Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 1.15 of the Plan) on the date of Option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

                    (3) With the consent of the  Committee,  any  combination of the consideration provided in the foregoing subparagraphs (1) and
               (2) or through delivery of property of any kind which constitutes good and valuable consideration, consistent with the provisions of the Plan; and

               (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that:

                    (1) the  shares  of stock  are  being  acquired  for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder; and

                    (2) that the  Optionee  or other  person  then  entitled  to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection
               (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection
               (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

               (d) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

SECTION 4.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

         The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares that have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

               (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, that the Committee shall, in its sole and absolute discretion, deem necessary or advisable; and

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its sole and absolute discretion, determine to be necessary or advisable; and

               (d) The payment to the Company (or other employer corporation) of all amounts that, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

               (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.


SECTION 4.5 - RIGHTS AS STOCKHOLDER

         The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

SECTION 4.6 - OWNERSHIP AND TRANSFER RESTRICTIONS

         Shares acquired through the exercise of an Option shall be subject to the restrictions on ownership and transfer set forth in the Company's Amended and Restated Charter, as in effect from time to time.

SECTION 4.7 - RESTRICTIONS ON EXERCISE OF OPTION

         An Option is not exercisable if the exercise of such Option would likely result in any of the following:

               (a) the Optionee's ownership of Capital Stock being in violation of the Stock Ownership Limit set forth in the Company's Amended and Restated Charter, as in effect from time to time.

               (b) income to the Company that could impair the Company's status as a real estate investment trust, within the meaning of Section 856 through 860 of the Code; or

               (c) a transfer, at any one time, of more than one-tenth of one percent (0.1%) (measured in value or in number of shares, whichever is more restrictive) of the Company's total Capital Stock from the Company to First Washington Management, Inc. or to the Partnership pursuant to Section 5.5(a) or 5.6(a)(i) of the Plan, respectively.

          Notwithstanding any other provision of this Agreement, the Optionee shall have no rights under this Agreement or the Plan to acquire Common Stock that would otherwise be prohibited under the Company's Amended and Restated Charter, as in effect from time to time.

                                    ARTICLE V
                                OTHER PROVISIONS

SECTION 5.1 - ADMINISTRATION

         The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the
Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

SECTION 5.2 - OPTION NOT TRANSFERABLE

         Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to the Stock Ownership Limit, this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 5.3 - SHARES TO BE RESERVED

         The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.4 - NOTICES

         Any notice to be given by the Optionee under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 5.5 - TITLES

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.6 - STOCKHOLDER APPROVAL

         The Plan will be submitted for approval by the Company's stockholders within twelve (12) months after the date that the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the stockholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be canceled and become null and void. The Company shall take such actions as may be necessary to satisfy the requirements of Rule 16b-3(b).

SECTION 5.7 - NOTIFICATION OF DISPOSITION

         The Optionee shall give prompt notice to the Company of any disposition or other transfer of any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one (1) year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

SECTION 5.8 - GOVERNING LAW

         This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

SECTION 5.9 - CONFORMITY TO SECURITIES LAWS

         The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                    FIRST WASHINGTON REALTY TRUST, INC.,
                                    a Maryland corporation



                                    By:_______________________________________
                                       Title:  Secretary




------------------------------------------
         Optionee


------------------------------------------

------------------------------------------
         Address


Optionee's Taxpayer Identification Number:

------------------------------------------

                                                                         ANNEX D

                           RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT, dated as of May 1, 1998, is made by and between First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), and William J. Wolfe, an officer of the Company (the "Employee"):

         WHEREAS, the Company has established the First Washington Trust, Inc. Restricted Stock Plan, as amended from time to time, (the "Plan"); and

         WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

         WHEREAS, the Plan provides for the issuance of shares of the Company's Common Stock (as defined herein) subject to certain restrictions thereon (hereinafter referred to as the "Restricted Stock"); and

         WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee"), has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue certain shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") to the Employee in partial consideration of past services to the Company and/or as an incentive to remain as an employee of the Company, subject to the restrictions set forth herein, and has advised the Company thereof.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 -"EMPLOYMENT AGREEMENT" shall mean that certain Second Amended and Restated Executive Employment Agreement between Employee and the Company dated as of May 1, 1998.

SECTION 1.2 - "FAIR MARKET VALUE" of a share of the Company's stock as of a given date shall be: (i) the closing price of the Common Stock on the New York Stock Exchange on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith. In determining the Fair Market Value of the Company's Common Stock under Paragraph (i) of this Section 1.2, the Committee may rely on the closing price as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal.

SECTION 1.3 - "RESTRICTED STOCK" shall mean Common Stock of the Company issued under this Agreement and subject to the Restrictions imposed hereunder.

SECTION 1.4 - "RESTRICTIONS" shall mean the reacquisition and transferability restrictions imposed upon Restricted Stock under this Agreement.

SECTION 1.5 - "RULE 16B-3" shall mean that certain Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended in the future.


                                   ARTICLE II
                          ISSUANCE OF RESTRICTED STOCK

SECTION 2.1 - ISSUANCE OF RESTRICTED STOCK. In partial consideration of Employee's past services to the Company and/or Employee's agreement to remain in the employ of the Company pursuant to the Employment Agreement and for other good and valuable consideration which the Committee has determined to be equal to the par value of its Common Stock provided that the Employee is employed by the REIT as of January 1, 2000, then the Company shall issue to the Employee, and hereby does issue to the Employee, effective as of January 1, 2000, one hundred fifty thousand (150,000) shares of its Common Stock upon the terms and conditions set forth in this Agreement.

                                   ARTICLE III
                                  RESTRICTIONS

SECTION 3.1 - REACQUISITION OF RESTRICTED STOCK; ACCELERATION; VESTING. (a) Reacquisition. All shares of Restricted Stock issued to the Employee pursuant to
Section 2.1 are initially subject to reacquisition by the Company immediately if the employee-employer relationship between the Employee and the Company is terminated: (i) by the Company pursuant to Section 2(c)(ii) of the Employment Agreement or (ii) by Employee other than (A) pursuant to Section 2(d) of the Employment Agreement, (B) pursuant to Section 2(e) of the Employment Agreement or (C) pursuant to Section 2(f) of the Employment Agreement (other than in connection with Employee's removal as a director for cause under the corporation laws of the State of Maryland), or (D) due to the fact that the Employment Agreement expired and was not renewed pursuant to Section 2(b) of the Employment Agreement. Following such a reacquisition by the Company, the Company shall promptly pay to the Employee an amount equal to the product of $.01 times the number of shares of Restricted Stock reacquired. The restriction that such shares of

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


Restricted Stock be subject to reacquisition by the Company shall not apply to any "Vested Shares" held by the Employee.

         (b) Acceleration. All shares of Restricted Stock shall immediately fully vest and all Restrictions with respect to such shares of Restricted Stock shall immediately expire if the employee-employer relationship between the Employee and the Company is terminated (i) by the Company pursuant to Section 2(c)(i) of the Employment Agreement; (ii) by the Employee pursuant to Section 2(d) of the Employment Agreement; (iii) by the Employee pursuant to Section 2(e) of the Employment Agreement; or (iv) by the Employee pursuant to Section 2(f) of the Employment Agreement (other than in connection with Employee's removal as a director for cause under the corporation law of the State of Maryland); or (v) due to the fact that the Employment Agreement expires and is not renewed pursuant to Section 2(b) of the Employment Agreement.

         (c) Vesting. The shares of Restricted Stock shall vest, and all Restrictions with respect to such shares shall expire, in accordance with the schedule set forth below. "Vested Shares" shall mean that number of shares of Restricted Stock which have vested and are no longer subject to Restrictions.


                                 Number of                  Aggregate Number of
  Vesting Date                 Vested Shares                   Vested Shares
  ------------                 -------------                   -------------
  January 1, 2001                25,000                          25,000
  January 1, 2002                50,000                          75,000
  January 1, 2003                75,000                         150,000

SECTION 3.2 - LEGEND. (a) Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all restrictions lapse and new certificates are issued pursuant to Section 3.3, bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN FIRST WASHINGTON REALTY TRUST, INC. (THE "COMPANY") AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY AT 4350 EAST-WEST HIGHWAY, SUITE 400, BETHESDA, MARYLAND 20814."

         (b) Unless such shares shall have been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, certificates representing shares of Restricted Stock issued pursuant to this Agreement shall also bear the following legend :

         "THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  HAVE  NOT  BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

SECTION 3.3 - LAPSE OF RESTRICTIONS. Upon the vesting of the shares of Restricted Stock as provided in Section 3.1 and subject to Section 4.3, the Company shall cause new certificates to be issued with respect to such Vested Shares and delivered to the Employee or his legal representative, free from the legend provided for in Section 3.2(a) and any of the other Restrictions. Such Vested Shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement.

SECTION 3.4 - TERMINATION OF EMPLOYMENT PRIOR TO JANUARY 1, 2000. Notwithstanding anything to the contrary contained herein, if the Employee's employment with the Company is terminated in an Early Termination (as defined in the Employment Agreement) prior to January 1, 2000, then the Company shall issue to the Employee, and hereby does issue to the Employee, effective as of the date immediately prior to such Early Termination, the 150,000 shares of Restricted Stock, and all of such shares of Restricted Stock shall be fully vested on the date of such issuance.

                                   ARTICLE IV
                                  MISCELLANEOUS

SECTION 4.1 - ADMINISTRATION. The Committee shall have the power to interpret the Plan, this Agreement and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent herewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the
Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan and this Agreement.

SECTION 4.2 - RESTRICTED STOCK NOT TRANSFERABLE. No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until any such share of Restricted Stock is a Vested Share, and any attempted disposition thereof prior to such vesting, shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

SECTION 4.3 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

         (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

         (b) The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

         (c) The obtaining of any approval or other  clearance from any state or
Federal   governmental  agency  which  the  Committee  shall,  in  its  absolute discretion, determine to be necessary or advisable; and

         (d) The payment by the Employee of all amounts required to be withheld, under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

         (e) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

SECTION 4.4 - ESCROW. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall the Employee retain physical custody of any certificates representing Restricted Stock issued to him.

SECTION 4.5 - NOTICES. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.5. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 4.6 - RIGHTS AS STOCKHOLDER. Upon delivery of the shares of Restricted Stock from the escrow holder pursuant to Section 4.4, the Employee shall have all the rights of a stockholder with respect to said shares, subject to the restrictions herein, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

SECTION 4.7 - TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 4.8 - CONFORMITY TO SECURITIES LAWS. This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

SECTION 4.9 - AMENDMENT. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

SECTION 4.10 - APPROVAL OF PLAN BY STOCKHOLDERS. The Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of the Plan. Restricted Stock issued following the adoption of the Plan but prior to such stockholder approval shall not vest prior to the time when the Plan is approved by the stockholders; provided, that if such approval has not been obtained at the end of said twelve- month period, all Restricted Stock issued during such time period under the Agreement shall thereupon be cancelled and become null and void. The Company and the Employee shall take such action with respect to the Plan and this Agreement as may be necessary to satisfy the requirements of Rule 16b-3(b).

SECTION 4.11 - TAX WITHHOLDING. The Company's obligation (i) to issue or deliver to the Employee any certificate or certificates for unrestricted shares of stock or (ii) to pay to the Employee any dividends or make any distributions with respect to the Restricted Stock, is expressly conditioned upon receipt from the Employee, on or prior to the date the same is required to be withheld, of:

         (a) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; or

         (b) Subject to the Committee's consent and Section 4.10(c), full payment by delivery to the Company of unrestricted shares of the Company's Common Stock previously owned by the Employee duly endorsed for transfer to the Company by the Employee with an aggregate Fair Market Value (determined, as applicable, as of the date of the lapse of the restrictions or vesting, or as of the date of the distribution) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

         (c) With respect to the withholding obligation for shares of Restricted Stock that become unrestricted shares of stock as of a certain date (the "Vesting Date"), subject to the Committee's consent and to the timing requirements set forth in this Section 4.10(c), full payment by retention by the Company of a portion of such shares of Restricted Stock which become unrestricted or vested with an aggregate Fair Market Value (determined as of the Vesting Date) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

         (d) Subject to the Committee's consent, any combination of payments provided for in the foregoing subsections (a), (b) or (c).

SECTION 4.12 - CHANGES IN COMPANY'S SHARES. In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the Committee shall make appropriate adjustments in the number and kind of shares of Restricted Stock which may be issued.

SECTION 4.13 - GOVERNING LAW. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

         IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.



                                    FIRST WASHINGTON REALTY TRUST, INC.



                                    By: ________________________________

                                    Its: _______________________________



___________________________
          Employee


___________________________



___________________________
           Address